UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2025

NetApp, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-27130	77-0307520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Olsen Drive
San Jose, California	95128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 822-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	NTAP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e)

Appointment of Chief Administrative Officer

On February 26, 2025, NetApp, Inc. (the “Company”) announced that, effective March 3, 2025, Elizabeth O’Callahan, currently the Executive Vice President, Chief Legal Officer, Interim Chief Human Resources Officer and Secretary of the Company, will permanently assume the responsibilities of the Chief Human Resources Officer and will also take on additional responsibilities related to the operations and administration of the Company, in addition to her current responsibilities. Accordingly, her title will change to Executive Vice President, Chief Administrative Officer and Secretary of the Company.

Ms. O’Callahan, age 55, joined the Company in 2013 and has served as the Company’s Executive Vice President, Chief Legal Officer and Secretary since January 2022. Prior to her appointment as Chief Legal Officer, Ms. O’Callahan served as Senior Vice President and General Counsel from May 2021 to December 2021, as Vice President and Deputy General Counsel from May 2020 to April 2021 and as Vice President, Corporate Legal from October 2013 to April 2020. Before joining the Company, Ms. O’Callahan served as Senior Director and Corporate Counsel at Xilinx, Inc. (since acquired by Advanced Micro Devices, Inc.) and began her career in private practice in Silicon Valley specializing in corporate law and business litigation. Ms. O’Callahan received a bachelor’s degree from the University of California at Los Angeles and a juris doctor degree from Santa Clara University.

There are no arrangements or understandings between Ms. O’Callahan and any other person pursuant to which she was appointed as Chief Administrative Officer. Ms. O’Callahan does not have any family relationship with any director or other executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Ms. O’Callahan has an interest requiring disclosure under Item 404(a) of Regulation S-K currently contemplated or since the beginning of the last fiscal year.

Compensatory Arrangements

In light of Ms. O’Callahan’s additional responsibilities, the Talent and Compensation Committee of the Board of Directors has approved certain changes to Ms. O’Callahan’s current compensation package. Ms. O’Callahan’s new annual base salary will be $715,000 effective as of March 3, 2025.

Ms. O’Callahan will also continue to be eligible to participate in the compensation and benefit programs generally available to the Company’s executive officers.

A copy of the Company’s press release announcing the appointment of Ms. O’Callahan as Chief Administrative Officer of the Company is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated February 26, 2025, announcing appointment of Elizabeth O’Callahan as Chief Administrative Officer of the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETAPP, INC. (Registrant)

Date: February 26, 2025	By:	/s/ George Kurian
George Kurian Chief Executive Officer